     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 2001

                                                  Registration Statement No.333-

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            OXFORD HEALTH PLANS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE                                                      06-1118515
(State or Other Jurisdiction                                 (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)


                               48 MONROE TURNPIKE
                           TRUMBULL, CONNECTICUT 06611
                    (Address of Principal Executive Offices)

                    DANIEL N. GREGOIRE STOCK OPTION AGREEMENT
                            (Full Title of the Plans)

                                KURT B. THOMPSON
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                            OXFORD HEALTH PLANS, INC.
                               48 MONROE TURNPIKE
                           TRUMBULL, CONNECTICUT 06611
                    (Name and address of Agent for Service)

                                 (203) 459-6000
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

Title of shares         Amount to be           Proposed maximum              Proposed maximum             Amount of
to be registered        registered(1)     offering price per share(2)   aggregate offering price(2)    registration fee
----------------        -------------     ---------------------------   ---------------------------    ----------------
Common Stock, par       125,000 shares              $40                         $5,000,000                  $1,250
value $.01 per share

----------
(1) Represents 125,000 shares issuable upon the exercise of options granted under the Daniel N. Gregoire Stock Option Agreement, plus, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, such indeterminate number of additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(2) The offering price per share represents the exercise price of options pursuant to Rule 457(h).

                                Explanatory Note

      The Board of Directors of Oxford Health Plans, Inc., a Delaware corporation (the "Company"), has adopted the Daniel N. Gregoire Stock Option Agreement, dated as of December 1, 2000 (the "Gregoire Option Agreement"), by and between the Company and Daniel N. Gregoire. This Registration Statement is intended to register 125,000 shares of common stock to be issued by the Company upon exercise of options awarded under the Gregoire Option Agreement.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

----------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to those documents. The information included in the following documents is incorporated by reference and is considered to be a part of this prospectus. The most recent information that we file with the SEC automatically updates and supersedes more dated information. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:

         - Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed on February 20, 2001;

         - Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001, filed on April 27, 2001 and June 30, 2001, filed on August 3, 2001;

         - Our Current Reports on Form 8-K filed on February 7, 2001, March 13, 2001, April 3, 2001, April 26, 2001 and August 1, 2001; and

         - The description of our common stock contained in the Registration Statement on Form 8-A dated April 5, 2001, filed pursuant to Section 12 of the Securities Exchange Act of 1934.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to filing a post-effective amendment that indicates all the shares of common stock offered have been sold, or that deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference into, and to be a part of, this Registration Statement from the date of filing of those documents. The information contained in any such documents will automatically update and supercede any information previously incorporated by reference into this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of the Company in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he is or was a director, officer or employee of the Company. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

       Article Eighth of the Second Amended and Restated Certificate of Incorporation, as amended, of the Company provides that the Company shall indemnify its officers and directors to the fullest extent permitted by law. Article Ninth of the Second Amended and Restated Certification of Incorporation, as amended, of the Company provides that to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

      Section 6.4 of the Amended and Restated By-laws of the Company states:

       "Section 6.4. Indemnification of Directors, Officers and Employees. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, including any action instituted by or on behalf of the Corporation, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a director or officer. Expenses incurred by any such person in defending any such actions, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expense if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this by-law shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. To the extent permitted by Delaware law, the Board may cause the Corporation to indemnify and reimburse other employees of the Corporation as it deems appropriate. For purposes of this by-law, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director or officer of the Corporation, which imposes duties on, or involves services by, such director or officer with respect to any other enterprise or any employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan, shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation."

       Section 145 of the Delaware General Corporation Law permits the indemnification provided for by the above by-law provision. The statute further permits the Company to insure itself for such indemnification.

       The Company maintains insurance coverage for its directors and officers with respect to certain liabilities incurred in their capacities as such and for the Company with respect to any payments which it becomes obligated to make to such persons under the foregoing by-law and statutory provisions.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable

ITEM 8. EXHIBITS.

      3(a) Second Amended and Restated Certificate of Incorporation, as amended, of the Company, incorporated by reference to Exhibit 3(a) of the Company's Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2000 (File No. 0-19442)

      3(b) Amended and Restated By-laws of the Company incorporated by reference to Exhibit 3(b) of the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001 (File No. 0-19442)

      4(a) Employment Agreement dated as of September 1, 2000 between the Company and Daniel N. Gregoire, incorporated by reference to Exhibit 10(p) of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No. 0-19442)

      4(b) Oxford Health Plans, Inc. Stock Option Agreement, dated as of December 1, 2000 by and between the Company and Daniel N. Gregoire, incorporated by reference to Exhibit 10(q) of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No. 0-19442)

      4(c) Oxford Health Plans, Inc. 1991 Stock Option Plan, as amended through May 11, 2000, incorporated by reference to Exhibit 10(t) of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No. 0-19442)

      5 Opinion of Sheehan Phinney Bass + Green, Professional Association regarding legality (filed herewith)

      15 Letter by Ernst & Young LLP regarding unaudited consolidated interim financial statements (filed herewith)

      23(a) Consent of Ernst & Young LLP (filed herewith)

      23(b) Consent of Sheehan Phinney Bass + Green, Professional Association
            (included in Exhibit 5 hereto)

ITEM 9. UNDERTAKINGS.

(a)   The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporation Law, the Company's certificate of incorporation or the Company's by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trumbull, State of Connecticut, on this 31st day of July, 2001.

                                    OXFORD HEALTH PLANS, INC.



                                    By:  /s/ NORMAN C. PAYSON, M.D.
                                         -------------------------------
                                         Norman C. Payson, M.D.
                                         Chairman and Chief Executive Officer

      Each person whose signature appears below hereby constitutes and appoints each of Norman C. Payson, M.D. and Kurt B. Thompson, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, full power and authority to perform an do each and every act and thing necessary and advisable as fully to all intents and purposes as he might or could perform and do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons as of July 31, 2001 in the capacities indicated.

Signature                                    Title
---------                                    -----
/s/ NORMAN C. PAYSON                         Chairman of the Board and Chief Executive
------------------------------------         Officer (Principal Executive Officer)
Norman C. Payson, M.D.

/s/ KURT B. THOMPSON                         Executive Vice President and Chief
------------------------------------         Financial Officer (Principal Financial Officer)
Kurt B. Thompson

/s/ MARC M. KOLE                             Vice President of Finance and Chief
------------------------------------         Accounting Officer (Principal Accounting Officer)
Marc M. Kole

/s/ JONATHAN J. COSLET                       Director
------------------------------------
Jonathan J. Coslet

/s/ BENJAMIN H. SAFIRSTEIN, M.D.             Director
------------------------------------
Benjamin H. Safirstein, M.D.

/s/ KENT J. THIRY                            Director
------------------------------------
Kent J. Thiry

/s/ DAVID BONDERMAN                          Director
------------------------------------
David Bonderman

/s/ FRED N. NAZEM                            Director
------------------------------------
Fred F. Nazem

/s/ JOSEPH W. BROWN, JR.                     Director
------------------------------------
Joseph W. Brown, Jr.

/s/ ROBERT B. MILLIGAN, JR.                  Director
------------------------------------
Robert B. Milligan, Jr.

                                    EXHIBIT 5

                    Opinion of Sheehan Phinney Bass + Green,
                   Professional Association regarding legality


                                 August 2, 2001



Oxford Health Plans, Inc.
48 Monroe Turnpike
Trumbull, CT   06611

      Re:   Daniel N. Gregoire Stock Option Agreement
            Registration Statement on Form S-8

Ladies and Gentlemen:

      We have acted as your counsel in connection with the registration under the Securities Act of 1933, as amended, regarding the Stock Option Agreement dated as of December 1, 2000 between the Company and Daniel N. Gregoire and the up to 125,000 shares of common stock, $.01 par value, of Oxford Health Plans, Inc. to be issued thereunder.

      In connection with rendering our opinion, we have examined originals, or photostatic or certified copies, of all such corporate records of the Company and of all such agreements, communications and other documents as we have deemed relevant and necessary as a basis for our opinion. In our examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

      Based upon the above, and having regard for the legal considerations that we have deemed relevant, we are of the opinion that the shares, when issued in accordance with the terms of the Stock Option Agreement, will be legally issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement.

                                Very truly yours,

                                SHEEHAN PHINNEY BASS + GREEN,
                                   PROFESSIONAL ASSOCIATION

                                   Exhibit 15

                          Letter of Ernst & Young, LLP
             Re Unaudited Consolidated Interim Financial Statements


The Board of Directors
Oxford Health Plans, Inc.
Trumbull, Connecticut

We are aware of the incorporation by reference in the Oxford Health Plans, Inc. registration statement on Form S-8 regarding the Daniel N. Gregoire Stock Option Agreement or our report dated Jul 20, 2001, relating to the unaudited consolidated interim financial statements of Oxford Health Plans, Inc. included in its Form 10-Q for the quarter ended June 30, 2001.

                                                              Ernst & Young LLP

New York, New York
                                  July 31, 2001

                                  EXHIBIT 23(a)

                          Consent of Ernst & Young, LLP


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Oxford Health Plans, Inc. for the registration of up to 125,000 shares of Oxford Health Plans, Inc. common stock of our report dated July 20, 2001, with respect to the consolidated financial statements and schedules of Oxford Health Plans, Inc. included in its Annual Report on Form 10-K for the years ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                       /s/ Ernst & Young LLP


New York, New York
July 31, 2001